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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  November 19, 1999


           Brauvin Corporate Lease Program IV L.P.
     (Exact name of registrant as specified in its charter)

      Delaware                       0-21536          36-3800611
(State of or other                 (Commission        (IRS Employer
jurisdiction of                    File Number)      Identification
incorporation)                                             Number)

30 North LaSalle Street, Suite 3100, Chicago, Illinois   60602
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code  (312) 759-7660


(Former name or address, if changed since last report)
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Item 5.   Other Events.

On November 19, 1999, the United States District Court for the Northern District of Illinois approved a bid for the Merger of the Partnership's Assets, per the terms of the Settlement Agreement, in the net amount of $6.288 per Unit, as adjusted by earnings, distributions and transaction costs incurred after October 1, 1999.

The Partnership anticipates that the Merger will be completed in the fourth quarter of 1999.


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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                BRAUVIN CORPORATE LEASE PROGRAM IV L.P.
                        BY:  Brauvin Realty Advisors IV, Inc.
                             Corporate General Partner

                        By:  /s/ Jerome J. Brault
                             Jerome J. Brault
                             Chairman of the Board of
                             Directors, President and Chief
                             Executive Officer


                        By:  /s/ Thomas E. Murphy
                             Thomas E. Murphy
                             Chief Financial Officer and
                             Treasurer


                             INDIVIDUAL GENERAL PARTNER

                             /s/ Jerome J. Brault
                             Jerome J. Brault

                        Date: November 30, 1999
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